                                  EXHIBIT 11

                      ARBOR DRUGS, INC. AND SUBSIDIARIES
                      COMPUTATION OF EARNINGS PER SHARE



                                                Three Months Ended        Year Ended
                       (In thousands, except        July 31,              July 31,
                       for per share data)      --------------------  --------------------------
                                                 1996       1995             1996        1995
                                                 -----     -----             ----        ----

                       A.  Net Income           $7,131     $5,640         $27,024(a)    $23,067(a)
                                                ======     ======         =======        ======

                       Weighted average number
                       of common shares
                       outstanding              25,064     24,746          24,944(a)     24,646(a)

                       Effect of the issuance
                       of stock options and
                       assumed exercise of
                       stock options at prices
                       which are lower than
                       the average market
                       price of the common
                       shares during the
                       period, using the
                       treasury stock method       590        421             640           332
                                                ------     ------         -------        ------

                       B.  Average number of
                            common shares and
                            common equivalent
                            shares for primary
                            earnings per share  25,654     25,167          25,584        24,978
                                                ======     ======         =======        ======

                       Weighted average number
                       of common shares
                       outstanding              25,064     24,746          24,944(a)     24,646(a)

                       Effect of the issuance
                       of stock options and
                       assumed exercise of
                       options at prices which
                       are lower than the
                       market price of common
                       stock at end of the
                       period when such price
                       is higher than average
                       market price of the         590        440             640           443
                       common shares during     ------     ------         -------        ------
                       the period, using the
                       treasury stock
                       method.

                       C.  Average number of
                           common shares and
                           common equivalent
                           shares for
                           fully diluted
                           earnings per
                           share.               25,654     25,186          25,584        25,089
                                                ======     ======         =======        ======

                       Primary earnings per
                       share A                   $0.28      $0.22           $1.06         $0.92(b)
                             B                  ======     ======         =======        ======

                       Fully diluted earnings
                       per share  A              $0.28      $0.22           $1.06         $0.92(b)
                                  C             ======     ======         =======        ======


                       (a)  These amounts agree with the related amounts in the Consolidated
                            Statements of Income.

                       (b)  The actual difference between reported earnings per share and both primary earnings per share and fully diluted earnings per share is less than $.02, but due to rounding, is shown as
                            presented.

